Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Fourth Quarter 2021 Operating Results
CHICAGO, January 31, 2022 — Kemper Corporation (NYSE: KMPR) reported net loss of $105.8 million, or $(1.66) per diluted share, for the fourth quarter of 2021, compared to net income of $97.5 million, or $1.46 per diluted share, for the fourth quarter of 2020. As Adjusted for Acquisitions1 of American Access Casualty Company (“AAC”) and Infinity Property and Casualty Corporation, net loss was $101.3 million, or $(1.59) per diluted share, for the fourth quarter of 2021, compared to net income of $117.6 million, or $1.76 per diluted share, for the fourth quarter of 2020. In the fourth quarter of 2021, net loss included a $17.5 million after-tax gain, or $0.27 per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Loss1 was $130.8 million, or $(2.05) per diluted share, for the fourth quarter of 2021, compared to Adjusted Consolidated Net Operating Income1 of $105.8 million, or $1.59 per diluted share, for the fourth quarter of 2020.
Key themes of the quarter include:
•Specialty P&C earned premiums increased 17.0% due to a 17.9% increase in policies-in-force and the initial impact of rate changes; AAC contributed 10.3% and 12.6% for earned premiums and policies-in-force, respectively
•Specialty P&C underlying combined ratio1 was 119.4%, due primarily to higher claim severity trends
•Rate and non-rate actions continued at an accelerated pace, but earned benefit was minimal in the quarter
•Investment portfolio continues to provide stable net investment income supporting long-term business objectives
•Declared dividend of $0.31 per share

“This was another challenging quarter, and it goes without saying we’re disappointed in our profitability,” said President, CEO and Chairman Joseph P. Lacher, Jr. “The pandemic-driven environmental challenges the industry has experienced in the last couple of quarters intensified further in the fourth quarter, impacting results in each of our businesses. That said, we closed the year making significant progress on corrective measures that will become visible in the coming quarters. Overall, I couldn’t be prouder of our team and how our organization has responded to the circumstances and challenges in the last couple of years. We remain focused on managing through these circumstances, and our team will continue to deliver on our promises and provide attractive, long-term intrinsic value for our shareholders.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net Income (Loss)	$(105.8)	$97.5	$(120.5)	$409.9
Adjusted Consolidated Net Operating Income (Loss) [1]	$(130.8)	$105.8	$(218.8)	$438.8

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(10.2)	$(4.4)	$(85.2)	$(84.3)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$(1.66)	$1.46	$(1.87)	$6.14
Adjusted Consolidated Net Operating Income (Loss) [1]	$(2.05)	$1.59	$(3.40)	$6.57

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.16)	$(0.07)	$(1.33)	$(1.26)
Revenues
Total revenues for the fourth quarter of 2021 increased $101.8 million, or 7 percent, to $1,493.9 million, compared to the fourth quarter of 2020, driven by $149.9 million of higher Specialty P&C earned premiums, partially offset by a $50.9 million decrease attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums increased due primarily to the acquisition of AAC and growth in existing portfolio. Net investment income increased $5.7 million to $108.4 million in the fourth quarter of 2021 compared to the fourth quarter of 2020 due primarily to higher levels of investments and rate on Company-Owned Life Insurance. Net realized investment gains were $21.7 million in the fourth quarter of 2021, compared to a net loss of $0.1 million in the fourth quarter of 2020.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(125.2)	$91.1	$(196.1)	$337.9
Preferred Property & Casualty Insurance	(7.4)	16.9	(12.5)	3.5
Life & Health Insurance	5.1	9.4	28.2	60.0
Total Segment Net Operating Income (Loss)	(127.5)	117.4	(180.4)	401.4
Corporate and Other Net Operating Income (Loss)	(3.3)	(11.6)	(38.4)	37.4
Adjusted Consolidated Net Operating Income (Loss) [1]	(130.8)	105.8	(218.8)	438.8
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	17.5	57.8	90.5	57.0
Net Realized Gains on Sales of Investments	17.2	(0.1)	51.2	30.1
Impairment Losses	(2.5)	0.4	(8.7)	(15.4)
Acquisition Related Transaction, Integration and Other Costs	(7.2)	(15.8)	(34.7)	(50.0)
Debt Extinguishment, Pension and Other Charges	—	(50.6)	—	(50.6)
Net Income (Loss)	$(105.8)	$97.5	$(120.5)	$409.9
The Specialty Property & Casualty Insurance segment reported net operating loss of $125.2 million for the fourth quarter of 2021, compared to net operating income of $91.1 million in the fourth quarter of 2020. Results decreased due primarily to higher Underlying Combined Ratio1. The segment’s Underlying Combined Ratio1 was 119.4 percent, compared to 91.3 percent in the fourth quarter of 2020.
The Preferred Property & Casualty Insurance segment reported net operating loss of $7.4 million for the fourth quarter of 2021, compared to net operating income of $16.9 million in the fourth quarter of 2020. Results deteriorated due primarily to a higher Underlying Combined Ratio1, higher catastrophe losses and LAE, partially offset by lower adverse prior year development. The segment’s Underlying Combined Ratio1 was 106.9 percent, compared to 93.6 percent in the fourth quarter of 2020.
The Life & Health Insurance segment reported net operating income of $5.1 million for the fourth quarter of 2021, compared to $9.4 million in the fourth quarter of 2020.

Capital
Total Shareholders’ Equity at the end of the quarter was $4,007.7 million, a decrease of $555.7 million, or 12 percent, since year-end 2020 primarily driven by a decrease in the valuation of our fixed income bond portfolio, a net operating loss, repurchases of common stock, and cash dividends. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $233.9 million, and the $400.0 million revolving credit agreement was undrawn.
On November 3, 2021, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $19.9 million. The dividend was paid on December 1, 2021 to its shareholders of record as of November 15, 2021.

Kemper ended the quarter with a book value per share of $62.93, a decrease of 10 percent from $69.74 at the end of 2020. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $55.04, compared to $58.67 at the end of 2020.

Unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2021 and 2020 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Revenues:
Earned Premiums	$1,359.1	$1,214.0	$5,253.7	$4,672.2
Net Investment Income	108.4	102.7	427.3	348.2
Change in Value of Alternative Energy Partnership Investments[2]	(14.3)	—	(61.2)	—
Other Income	—	1.9	4.8	94.6
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	22.2	73.1	114.6	72.1
Net Realized Gains on Sales of Investments	21.7	(0.1)	64.8	38.1
Impairment Losses	(3.2)	0.5	(11.0)	(19.5)
Total Revenues	1,493.9	1,392.1	5,793.0	5,205.7
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,276.0	863.4	4,600.8	3,323.6
Insurance Expenses	309.1	279.3	1,218.1	1,100.5
Interest and Other Expenses	56.2	128.8	219.4	271.5
Total Expenses	1,641.3	1,271.5	6,038.3	4,695.6
Income (Loss) before Income Taxes	(147.4)	120.6	(245.3)	510.1
Income Tax Benefit (Expense)	41.6	(23.1)	124.8	(100.2)
Net Income (Loss)	$(105.8)	$97.5	$(120.5)	$409.9

Net Income (Loss) Per Unrestricted Share:
Basic	$(1.66)	$1.49	$(1.87)	$6.24
Diluted	$(1.66)	$1.46	$(1.87)	$6.14

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,654.6	65,413.7	64,264.4	65,636.1
Unrestricted Shares and Equivalent Shares - Diluted	63,654.6	66,528.7	64,264.4	66,729.8

Dividends Paid to Shareholders Per Share	$0.31	$0.30	$1.24	$1.20

2The Alternative Energy Partnership Investments results are included as a pre-tax loss in the Change in Value of Alternative Energy Partnership Investments of $14.3 million and $61.2 million and benefit in income tax expense of $11.2 million and $79.0 million for a net loss of $3.1 million and net income of $17.8 million for the three and twelve months ended December 31, 2021, respectively.

Unaudited business segment revenues for the three and twelve months ended December 31, 2021 and 2020 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$918.1	$796.1	$3,533.7	$3,031.3
Commercial Automobile	114.2	86.3	414.8	304.0
Total Earned Premiums	1,032.3	882.4	3,948.5	3,335.3
Net Investment Income	37.8	37.9	152.5	114.1
Change in Value of Alternative Energy Partnership Investments	(6.7)	—	(29.0)	—
Other Income	1.0	0.4	4.1	1.8
Total Specialty Property & Casualty Insurance Revenues	1,064.4	920.7	4,076.1	3,451.2
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	101.4	107.1	410.5	431.7
Homeowners	52.7	53.3	207.3	220.7
Other Personal	8.5	8.8	33.9	35.8
Total Earned Premiums	162.6	169.2	651.7	688.2
Net Investment Income	17.1	13.4	68.6	37.7
Change in Value of Alternative Energy Partnership Investments	(3.8)	—	(16.3)	—
Other Income	—	—	—	0.1
Total Preferred Property & Casualty Insurance Revenues	175.9	182.6	704.0	726.0
Life & Health Insurance:
Earned Premiums:
Life	101.5	96.5	401.7	385.7
Accident & Health	47.6	50.2	189.9	199.3
Property	15.1	15.7	61.9	63.7
Total Earned Premiums	164.2	162.4	653.5	648.7
Net Investment Income	50.8	52.8	202.7	198.8
Change in Value of Alternative Energy Partnership Investments	(3.7)	—	(15.8)	—
Other Income	(1.6)	—	(1.3)	0.6
Total Life & Health Insurance Revenues	209.7	215.2	839.1	848.1
Total Segment Revenues	1,450.0	1,318.5	5,619.2	5,025.3
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	22.2	73.1	114.6	72.1
Net Realized Gains on Sales of Investments	21.7	(0.1)	64.8	38.1
Impairment Losses	(3.2)	0.5	(11.0)	(19.5)
Other	3.2	0.1	5.4	89.7
Total Revenues	$1,493.9	$1,392.1	$5,793.0	$5,205.7

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Dec 31, 2021	Dec 31, 2020
Assets:
Investments:
Fixed Maturities at Fair Value	$7,986.9	$7,605.9
Equity Securities at Fair Value	830.6	858.5
Equity Securities at Modified Cost	32.3	40.1
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	241.9	204.0
Alternative Energy Partnership Investments	39.6	21.3
Convertible Securities at Fair Value	46.4	39.9
Short-term Investments at Cost which Approximates Fair Value	284.1	875.4
Other Investments	925.6	779.0
Total Investments	10,387.4	10,424.1
Cash	148.2	206.1
Receivables from Policyholders	1,418.7	1,194.5
Other Receivables	207.3	222.4
Deferred Policy Acquisition Costs	677.6	589.3
Goodwill	1,312.0	1,114.0
Current Income Tax Assets	173.1	15.6
Other Assets	592.2	575.9
Total Assets	$14,916.5	$14,341.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,540.9	$3,527.5
Property & Casualty	2,772.7	1,982.5
Total Insurance Reserves	6,313.6	5,510.0
Unearned Premiums	1,898.7	1,615.1
Policyholder Contract Liabilities	504.0	467.0
Deferred Income Tax Liabilities	227.0	285.7
Accrued Expenses and Other Liabilities	843.6	727.9
Debt at Amortized Cost	1,121.9	1,172.8
Total Liabilities	10,908.8	9,778.5
Shareholders’ Equity:
Common Stock	6.4	6.5
Paid-in Capital	1,790.7	1,805.2
Retained Earnings	1,762.5	2,071.2
Accumulated Other Comprehensive Income	448.1	680.5
Total Shareholders’ Equity	4,007.7	4,563.4
Total Liabilities and Shareholders’ Equity	$14,916.5	$14,341.9

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Results of Operations
Net Premiums Written	$979.0	$829.2	$4,057.3	$3,435.5

Earned Premiums	$1,032.3	$882.4	$3,948.5	$3,335.3
Net Investment Income	37.8	37.9	152.5	114.1
Change in Value of Alternative Energy Partnership Investments	(6.7)	—	(29.0)	—
Other Income	1.0	0.4	4.1	1.8
Total Revenues	1,064.4	920.7	4,076.1	3,451.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	1,028.5	626.2	3,480.3	2,350.8
Catastrophe Losses and LAE	2.5	5.5	15.7	12.3
Prior Years:
Non-catastrophe Losses and LAE	(7.6)	(1.7)	97.4	15.1
Catastrophe Losses and LAE	—	0.1	0.3	0.2
Total Incurred Losses and LAE	1,023.4	630.1	3,593.7	2,378.4
Insurance Expenses	204.4	179.1	774.5	651.9
Operating Income (Loss)	(163.4)	111.5	(292.1)	420.9
Income Tax Benefit (Expense)	38.2	(20.4)	96.0	(83.0)
Segment Net Operating Income (Loss)	$(125.2)	$91.1	$(196.1)	$337.9

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	99.6%	71.0%	88.1%	70.4%
Current Year Catastrophe Losses and LAE Ratio	0.2	0.6	0.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.7)	(0.2)	2.5	0.5
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	99.1	71.4	91.0	71.3
Insurance Expense Ratio	19.8	20.3	19.6	19.5
Combined Ratio	118.9%	91.7%	110.6%	90.8%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	99.6%	71.0%	88.1%	70.4%
Insurance Expense Ratio	19.8	20.3	19.6	19.5
Underlying Combined Ratio[1]	119.4%	91.3%	107.7%	89.9%

Non-GAAP Measure Reconciliation
Combined Ratio	118.9%	91.7%	110.6%	90.8%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.2	0.6	0.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.7)	(0.2)	2.5	0.5
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	119.4%	91.3%	107.7%	89.9%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Results of Operations
Net Premiums Written	$153.2	$155.2	$642.0	$653.0

Earned Premiums	$162.6	$169.2	$651.7	$688.2
Net Investment Income	17.1	13.4	68.6	37.7
Change in Value of Alternative Energy Partnership Investments	(3.8)	—	(16.3)	—
Other Income	—	—	—	0.1
Total Revenues	175.9	182.6	704.0	726.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	122.4	107.1	450.4	400.9
Catastrophe Losses and LAE	7.5	(5.3)	79.1	82.0
Prior Years:
Non-catastrophe Losses and LAE	8.4	9.5	13.5	20.7
Catastrophe Losses and LAE	(2.0)	0.1	(5.6)	(0.5)
Total Incurred Losses and LAE	136.3	111.4	537.4	503.1
Insurance Expenses	51.6	51.4	206.4	221.1
Operating Income (Loss)	(12.0)	19.8	(39.8)	1.8
Income Tax Benefit (Expense)	4.6	(2.9)	27.3	1.7
Segment Net Operating Income (Loss)	$(7.4)	$16.9	$(12.5)	$3.5

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.2%	63.2%	69.2%	58.3%
Current Year Catastrophe Losses and LAE Ratio	4.6	(3.1)	12.1	11.9
Prior Years Non-catastrophe Losses and LAE Ratio	5.2	5.6	2.1	3.0
Prior Years Catastrophe Losses and LAE Ratio	(1.2)	0.1	(0.9)	(0.1)
Total Incurred Loss and LAE Ratio	83.8	65.8	82.5	73.1
Insurance Expense Ratio	31.7	30.4	31.7	32.1
Combined Ratio	115.5%	96.2%	114.2%	105.2%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	75.2%	63.2%	69.2%	58.3%
Insurance Expense Ratio	31.7	30.4	31.7	32.1
Underlying Combined Ratio[1]	106.9%	93.6%	100.9%	90.4%

Non-GAAP Measure Reconciliation
Combined Ratio	115.5%	96.2%	114.2%	105.2%
Less:
Current Year Catastrophe Losses and LAE Ratio	4.6	(3.1)	12.1	11.9
Prior Years Non-catastrophe Losses and LAE Ratio	5.2	5.6	2.1	3.0
Prior Years Catastrophe Losses and LAE Ratio	(1.2)	0.1	(0.9)	(0.1)
Underlying Combined Ratio[1]	106.9%	93.6%	100.9%	90.4%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Results of Operations
Earned Premiums	$164.2	$162.4	$653.5	$648.7
Net Investment Income	50.8	52.8	202.7	198.8
Change in Value of Alternative Energy Partnership Investments	(3.7)	—	(15.8)	—
Other Income (Loss)	(1.6)	—	(1.3)	0.6
Total Revenues	209.7	215.2	839.1	848.1
Policyholders’ Benefits and Incurred Losses and LAE	116.2	121.8	469.7	442.0
Insurance Expenses	89.5	83.8	358.9	334.9
Operating Income (Loss)	4.0	9.6	10.5	71.2
Income Tax Benefit (Expense)	1.1	(0.2)	17.7	(11.2)
Segment Net Operating Income (Loss)	$5.1	$9.4	$28.2	$60.0
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Gains or Losses on Sales of Investments;
(iii) Impairment Losses;
(iv) Acquisition Related Transaction, Integration and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges; and
(vi) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss). There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income (Loss)1 for the three and twelve months ended December 31, 2021 or 2020.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss)1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains or Losses on Sales of Investments and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the overall profitability of the Kemper’s businesses.

A reconciliation of Net Income (Loss) to Adjusted Consolidated Net Operating Income (Loss) 1 for the three and twelve months ended December 31, 2021 and 2020 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net Income (Loss)	$(105.8)	$97.5	$(120.5)	$409.9
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	17.5	57.8	90.5	57.0
Net Realized Gains on Sales of Investments	17.2	(0.1)	51.2	30.1
Impairment Losses	(2.5)	0.4	(8.7)	(15.4)
Acquisition Related Transaction, Integration and Other Costs	(7.2)	(15.8)	(34.7)	(50.0)
Debt Extinguishment, Pension and Other Charges	—	(50.6)	—	(50.6)
Adjusted Consolidated Net Operating Income (Loss) [1]	$(130.8)	$105.8	$(218.8)	$438.8
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share.
A reconciliation of Diluted Net Income (Loss) Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 for the three and twelve months ended December 31, 2021 and 2020 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Diluted Net Income (Loss) Per Unrestricted Share	$(1.66)	$1.46	$(1.87)	$6.14
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.27	0.86	1.41	0.86
Net Realized Gains on Sales of Investments	0.27	—	0.80	0.45
Impairment Losses	(0.04)	0.01	(0.14)	(0.23)
Acquisition Related Transaction, Integration and Other Costs	(0.11)	(0.24)	(0.54)	(0.75)
Debt Extinguishment, Pension and Other Charges	—	(0.76)	—	(0.76)
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share[1]	$(2.05)	$1.59	$(3.40)	$6.57
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at December 31, 2021 and December 31, 2020 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2021	Dec 31, 2020
Shareholders’ Equity	$4,007.7	$4,563.4
Net Unrealized Gains on Fixed Maturities	502.6	724.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,505.1	$3,839.4
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Kemper’s underwriting performance.

As Adjusted for Acquisitions1 amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. Kemper believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2021 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(105.8)	$(4.5)	$(101.3)
Net Income (Loss) Per Share - Diluted	$(1.66)	$(0.07)	$(1.59)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,032.3	$—	$1,032.3
Segment Net Operating Income (Loss)	$(125.2)	$(4.8)	$(120.4)
Specialty Personal Automobile Insurance:
Earned Premiums	$918.1	$—	$918.1
Segment Net Operating Income (Loss)	$(129.7)	$(4.5)	$(125.2)
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2020 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	AAC Historical GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$97.5	$16.9	$(3.2)	$117.6
Net Income (Loss) Per Share - Diluted	$1.46	$0.25	$(0.05)	$1.76
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$882.4	$91.2	$—	$973.6
Segment Net Operating Income (Loss)	$91.1	$9.5	$(3.6)	$104.2
Specialty Personal Automobile Insurance:
Earned Premiums	$796.1	$91.2	$—	$887.3
Segment Net Operating Income (Loss)	$77.4	$9.5	$(2.8)	$89.7

Conference Call
Kemper will host its conference call to discuss fourth quarter 2021 results on Monday, January 31st, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 844.200.6205, access code 863164. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2021, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $15 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.5 million policies, is represented by approximately 35,400 agents and brokers, and has approximately 10,300 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary catastrophe that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on Kemper’s operating and financial results.

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic.
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Contacts
Investors: Karen Guerra	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com